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                                                                 Exhibit 10.34.1
                                                                 ---------------


                     RENEWAL AND AMENDMENT OF LEASE NO. 1
                     ------------------------------------


THIS RENEWAL AND AMENDMENT OF LEASE NO. 1 (hereinafter referred to as "Agreement") is entered into this 1st day of November, 2000, by and between SUNHALA ENTERPRISES, LLC, a California limited liability company, hereinafter referred to as "Landlord", and SYNBIOTICS CORPORATION, hereinafter referred to as "Tenant".


                                   RECITALS


A. On or about May 1, 1996, Sunhala Enterprises, a California general partnership ("Original Landlord") and Tenant entered into a written Single Tenant Industrial Lease (the "Lease") for the lease of that certain building (the "Building"), containing approximately 24,000 square feet, the address of which is 16420 Via Esprillo, San Diego, California (the "Premises"). the Premises are more particularly described and illustrated in Exhibit B of the Lease. All capitalized terms herein shall have the same meanings as set forth in the Lease unless specifically provided to the contrary.

B.   Landlord has acquired all of the fee simple ownership in the Project.

C. Landlord and Tenant desire to extend the Term of the Lease and to otherwise amend the Lease as set forth herein.


                                   AGREEMENT


NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties do hereby agree as follows:

1.   Amendment of Lease:
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     A.   The Lease is hereby amended to provide that the Term of the Lease shall expire on April 30, 2006.

     B. The Lease is hereby amended to provide that, effective May 1, 2001, the Annual Rent shall be $201,600.00, and the Monthly Rent shall be $16,800.

2.   Effectiveness of Lease.  Except as expressly provided herein, nothing in
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this Agreement shall be deemed to waive or modify any of the provisions of the lease, or any amendment or addendum thereto. In the event of any conflict between the Lease, this Agreement or any other amendment or addendum thereof, the document later in time shall prevail.

3.   Successors and Assigns.  This Agreement shall be binding upon and inure to
     -----------------------
the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

4.   Counterparts.  This Agreement may be executed in several counterparts, each
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of which may be deemed an original, but all of which together shall constitute one and the same Agreement.

5.   Warranty of Authority.  The person or persons executing this Agreement on
     ---------------------
behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executed and delivers this Agreement that the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to
Tenant's bylaws or a certified copy of a resolution authorizing the same by Tenant's Board of Directors.
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6.   Effective Date.  This Agreement shall become effective as of the date first
     ---------------
set forth above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LANDLORD:                                     TENANT:

SUNHALA ENTERPRISES, LLC.                     SYNBIOTICS CORPORATION,
a California limited liability company        a California corporation

By: /s/ James L. McMillan                     By: /s/ Michael K. Green
    ---------------------                         --------------------

    James L. McMillan, President                  Michael K. Green, Senior Vice
                                                  President & CFO

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